UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Olo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hudson Street
10th Floor
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

(212) 260-0895

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 14, 2023, Olo Inc. (“Olo” or the “Company”) announced a reduction of its workforce by approximately 11% to reorganize the Company’s business units to better focus the Company’s investments on customer needs and to support the Company’s long-term growth objectives. Olo intends to strategically reinvest some savings from this reduction in force into future growth initiatives, and will continue to hire for roles critical to those initiatives.

Olo estimates that it will incur charges of approximately $7.5 million to $10.0 million in connection with the reduction of its workforce, which is expected to be incurred in the second quarter of fiscal year 2023. These expected charges consist primarily of $4.2 million to $4.5 million in charges related to cash expenditures for severance payments and payroll taxes. Additional non-cash charges of approximately $3.0 million to $5.0 million will be due to the acceleration of equity awards. Of the aggregate amount of charges that the Company estimates it will incur in connection with the reduction of its workforce, the Company expects that approximately $0.3 million to $0.5 million related to employee benefits will be in future cash expenditures.

The estimated charges are based on certain assumptions and actual amounts may differ materially from such estimates.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2023, the Board of Directors of Olo appointed Joanna Lambert, age 49, as Chief Operating Officer of the Company, effective July 5, 2023. Ms. Lambert will oversee the Company’s operations, research and development, and growth strategy.

Ms. Lambert brings more than 25 years of executive leadership experience scaling businesses globally in financial services, media, and technology. Prior to joining the Company, Ms. Lambert was employed from 2018 to 2023 by Yahoo Inc. (formerly Verizon Media Group, itself formerly Oath Inc.) (“Yahoo”), which includes leading brands such as Yahoo Finance, Yahoo News, Yahoo Mail, Yahoo Sports, MAKERS, TechCrunch, AOL, and others. At Yahoo, Ms. Lambert spent 2018 to 2019 as the General Manager of Finance and Tech, then served as the President and General Manager of Yahoo from 2019 to 2022, and served as Strategic Advisor from 2022 until 2023. During Ms. Lambert’s time at Yahoo, she oversaw strategy and operations, media and content, subscriptions, product development, business development, and marketing across 19 markets globally. Prior to Yahoo, Ms. Lambert served in roles at Paypal Holdings, Inc. (“Paypal”), including Vice President Consumer Product & General Manager, Venmo. Prior to Paypal, Ms. Lambert held various leadership positions at American Express Company, where her final role was Senior Vice President, Chief Product Officer & Operational Excellence. Ms. Lambert currently serves as a Board Member for two non-profits, National Public Radio (NPR) and Pencil, Inc. She holds a Bachelor of Business, Communications degree from Queensland University of Technology.

In connection with Ms. Lambert’s appointment as Chief Operating Officer, she will receive a base salary of $550,000 per year and she will also be eligible to receive an annual bonus equal to sixty percent of her annual base salary. In addition, Ms. Lambert will receive a one-time sign-on grant of restricted stock units (“RSUs”) with a fair market value of $500,000 (the “Sign-On Equity Grant”), a one-time new-hire grant of RSUs with a fair market value of $5,000,000 (the “New Hire Equity Grant”), and a refresh grant of RSUs and performance based RSUs (“PSUs”) in 2024, subject to her continued employment by the Company in good standing as of the grant date, with a combined fair market value of $2,500,000 (the “2024 Annual Refresh Grant”).

The RSUs granted pursuant to the Sign-On Equity Grant will vest in equal quarterly installments for one year. The RSUs granted pursuant to the New Hire Equity Grant will have a four year vesting schedule, with 25% of the New Hire Equity Grant vesting on the first quarterly vest date following the first anniversary of the vesting commencement date, and the remainder vesting in equal quarterly installments. Vesting of the RSUs granted pursuant to the Sign-On Equity Grant and New Hire Equity Grant is subject to Ms. Lambert’s continued service with the Company through each applicable vesting date. Vesting of the RSUs and PSUs granted pursuant to the 2024 Annual Refresh Grant will be determined by the Company’s Board of Directors or Compensation Committee in its discretion. The Sign-On Equity Grant, New Hire Equity Grant, and 2024 Annual Refresh Grant will be subject to the terms and conditions of the 2021 Equity Incentive Plan and RSU or PSU Award Grant Notice and Award Agreement, as applicable.

In addition, in the event Ms. Lambert is terminated by the Company without cause or she resigns for good reason, she would be entitled to certain severance benefits including nine months of her base salary, payment of COBRA premiums, and a prorated target annual bonus for the year in which her termination occurs. If Ms. Lambert is terminated without cause or she resigns for good reason three months before or eighteen months after a change in control, she will be entitled to certain severance benefits, including twelve months of her base salary, payment of COBRA premiums, a prorated target annual bonus for the year in which she was terminated, and acceleration of all time-based equity awards.

Ms. Lambert has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on February 24, 2023.

Ms. Lambert has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no family relationships, as defined in Item 401 of Regulation S-K promulgated under the Exchange Act, between Ms. Lambert and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are also no arrangements or understandings between Ms. Lambert and any other persons pursuant to which Ms. Lambert was selected as Chief Operating Officer.

Item 7.01	Regulation FD Disclosure

On June 14, 2023, the Company published a memo to employees from the Company’s founder and chief executive officer, Noah H. Glass, regarding the workforce reduction and announcing the appointment of Joanna Lambert as Chief Operating Officer of the Company. A copy of the memo is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As of June 14, 2023, the Company reiterates that its second quarter 2023 and fiscal year 2023 guidance ranges for revenue and Non-GAAP operating income are in-line with the outlook provided by the Company on May 9, 2023. For more information on these guidance ranges, refer to the press release, included as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 9, 2023.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements include, but are not limited to, our financial guidance and estimates of costs related to the workforce reduction. Olo’s actual results, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Olo and its management, are inherently uncertain. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the costs and charges relating to the workforce reduction may be greater than anticipated, the risk this workforce reduction may adversely affect our internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that these changes could negatively impact our business operations, reputation, or ability to serve our customers, the risk that this workforce reduction may not generate its intended benefits as quickly as anticipated or at all, and macroeconomic conditions, including inflation, fluctuating interest rates, and overall market uncertainty. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Undue reliance should not be placed on the forward-looking statements in this report. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Olo assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Memo from Noah H. Glass, dated June 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.

Dated: June 14, 2023

By:	/s/ Noah H. Glass
Noah H. Glass
Chief Executive Officer (Principal Executive Officer)